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                                                                       EXHIBIT 5


                        [ALSTON & BIRD LLP LETTERHEAD]


                                August 22, 2001

CytRx Corporation
154 Technology Parkway
Norcross, Georgia 30092

          Re:  Form S-8 Registration Statement --
               CytRx Corporation 2000 Long-Term Incentive Plan

Ladies and Gentlemen:

     We have acted as counsel for CytRx Corporation, a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 1,000,000 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share, that may be offered and sold by the Company upon the grant or exercise of awards, or the purchase of shares, under the CytRx Corporation 2000 Long-Term Incentive Plan (the "Plan"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission's Regulation S-K.

     We have examined the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

     Furthermore, in conducting our examination, we assumed that with respect to the issuance of the Shares issuable upon exercise of the Options or other Stock Based Awards (as defined in the Plan) issued in accordance with the Plan (the "Underlying Shares"), the Company shall have sufficient authorized and unissued shares of common stock available at the time of such issuance; that any required consideration to be received for the issuance of the Underlying Shares will be paid in accordance with the current terms of the Plan and the current terms of the resolutions of the Board of


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Directors authorizing the issuance of the Underlying Shares; and that the relevant provisions of the Certificate of Incorporation and Bylaws of the Company and the Delaware General Corporations Law in effect at the time of issuance of any of the Underlying Shares will not differ in any relevant respect from the relevant provisions of the Certificate of Incorporation and Bylaws of the Company and the Delaware General Corporations Law in effect as of the date of this opinion.

     As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

     Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other laws.

     Based on the foregoing, it is our opinion that the Shares to be issued upon grant or exercise of Stock Awards (as defined in the Plan), or to be purchased under, the Plan are duly authorized and, when issued by the Company in accordance with the terms of the Stock Awards, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                       Sincerely,


                                       ALSTON & BIRD LLP


                                       By:  /s/ Steven L. Pottle
                                            --------------------
                                            A Partner

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